EXHIBIT 99.1

Contacts:	LHA Kim Sutton Golodetz 212-838-3777 Kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com	PhotoMedex, Inc. Dennis McGrath, Chief Financial Officer 215-619-3287 info@photomedex.com
@LHA_IR_PR

PHOTOMEDEX REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Revenues increased 45% over the same period in 2011, consumer revenues increased 26%

MONTGOMERYVILLE, Pa. (May 10, 2012) – PhotoMedex, Inc. (NASDAQ: PHMD) today reported financial results for the three months ended March 31, 2012. Financial highlights of the 2012 first quarter include:

•	Revenues of $50.3 million, an increase of 45% compared with the prior-year first quarter and an increase of 75% sequentially
•	Consumer revenues of $42.2 million, an increase of 26% compared with the prior-year first quarter and an increase of 63% sequentially
•	Gross profit of $39.0 million, an increase of 37% or $10.5 million compared with the first quarter of 2011
•	Gross margin of 77.7% compared with 82.1% in the prior-year first quarter, reflecting the inclusion of revenues from the pre-merged PhotoMedex
•	Income before taxes, litigation expense and one-time expenses of $7.8 million, net income of $4.9 million
•	Litigation and one-time expenses of $2.7 million
•	Adjusted income of $10.7 million or $0.56 per diluted share

On December 13, 2011 Radiancy, Inc. became a majority owned subsidiary of PhotoMedex in a reverse merger.  In accordance with generally accepted accounting principles (GAAP), Radiancy is deemed to be the financial acquirer for financial statement purposes and therefore the related consolidated statements of operations for the periods prior to December 31, 2011 do not include activity from the pre-merged PhotoMedex prior to the date of merger.

Reported Financial Results

Revenues for the first quarter of 2012 were $50.3 million, an increase of 45% over the same period last year.  Included in this amount is $7.1 million in revenues from pre-merged PhotoMedex.  This compares with revenues for the first quarter of 2011 of $34.7 million, which included no revenues from pre-merged PhotoMedex.

Net income for the first quarter of 2012 was $4.9 million, or $0.26 per diluted per share, which included $1.8 million in stock-based compensation expense, $1.3 million in depreciation and amortization expenses,  $1.8 million in litigation expenses and $0.5 million in other one-time charges.  This compares with net income for the first quarter of 2011 of $8.1 million, or $0.68 per diluted share, which included $0.1 million in stock-based compensation expense, $0.1 million in depreciation and amortization expenses and $0.7 million in litigation expenses.

As of March 31, 2012, the Company had cash and cash equivalents of $23.5 million.   On April 27, 2012, the Company raised $40.0 million in gross proceeds from concurrent registered offerings of 3,023,432 shares of common stock, yielding net proceeds of $37.8 million.

On a pro forma basis, had the merger been completed on January 1, 2011, revenues for the three months ended March 31, 2011 would have been $42.9 million, gross profit would have been $32.1 million and net income would have been $6.3 million.

Management expects revenues for the second quarter of 2012 to exceed $53 million.

Dr. Dolev Rafaeli, PhotoMedex CEO, commented, “Led by a 26% increase in consumer sales, the first quarter marks the third year of quarter-over-quarter double-digit revenue growth, an accomplishment we are very proud to note and one we expect to continue.  We are planning to expand our reach for no!no!™, Omnilux™, Lumiere™ and LHE™ brands and other consumer products into new geographies throughout the coming year.”

“We also are focused on applying our marketing expertise to PhotoMedex’s legacy products, the XTRAC® for the treatment of psoriasis and the Neova® brands of DNA repair skin care products.  During the first quarter we began pilot television commercials for XTRAC® in select U.S. cities, and we are in the process of fine-tuning our message while broadening the XTRAC® direct-to-consumer reach to additional markets. We are also pleased with the progress we have made in applying our direct-to-consumer platform to the Neova brand.”

Dr. Rafaeli concluded, “The first quarter of 2012 was the first full quarter of combined operations and financial results following the merger in December.  The business integration has gone smoothly and on plan, and we are pleased with the successful execution and the growth prospects for the combined company.”

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures are included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended March, 31
(ooo's) except per share amounts	2012	2011	*

Net (Loss) Income as reported	$4,857	$8,085
Adjustments:
Stock-based compensation expense	1,753	50
Depreciation and amortization expense	1,332	92
Investment banking and related costs	408	-
Litigation expense	1,794	680
Severance and related integration costs	80	-
Interest expense, net	189	-
Income tax expense	240	2,835
Non-GAAP adjusted income	$10,653	$11,742
Fully Diluted Shares outstanding at March 31, 2012	18,876	18,876

Non-GAAP adjusted income per share	$0.56	$0.62

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three-month period ended March 31, 2011 are not included in the consolidated statements of operations for the periods ended March 31, 2011.

Conference Call

PhotoMedex will hold a conference call to discuss the Company's first quarter 2012 results and answer questions today, May 10, 2012 beginning at 4:30 p.m. Eastern time.

To participate in the conference call, dial toll free 888-778-8904 or International/toll 913-312-0961 (and confirmation code # 6862422). If you are unable to participate, a replay of the call will be available from Thursday, May 10 at 6:30 p.m. ET until Thursday, May 24, 2012 at 6:30 p.m. ET by dialing toll free 888-203-1112 or International/toll 719-457-0820and using confirmation code # 6862422.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the conclusion of the call at those sites.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors.   All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth.  These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements.  The Company cautions readers not to rely on these forward-looking statements.  All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement.  The Company anticipates that subsequent events and developments will cause its views to change.  The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
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-- Financial Statements follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(ooo's) except per share amounts	2012	2011	*

Revenues	$50,273	$34,741

Cost of revenues	11,234	6,222
Gross profit	$39,039	$28,519

Operating expenses:
Selling and marketing	25,835	14,647
General and administrative	7,119	2,813
Research and development and engineering	758	170
	33,712	17,630
Operating income	5,327	10,889
Interest and other financing income (expense), net	(230)	31

Income before taxes expense	5,097	10,920

Income tax expense	(240)	(2,835)

Net income 1	$4,857	$8,085

Net income per share:
Basic	$0.26	$0.79
Diluted	$0.26	$0.68

Shares used in computing net income per share:
Basic	18,340	10,256
Diluted	18,876	11,819

1 Includes: depreciation and amortization	1,332	92
Share-based compensation expense	1,753	50

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three-month period ended March  31, 2011 are not included in the above consolidated statements of operations for the period ended March 31, 2011.

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF REVENUES
(UNAUDITED)

	For the three months ended:
	Mar 31, 2012	Dec 31, 2011	Mar 31, 2011
Consumer:
Direct	$31,516	$17,957	$20,063
Distributors	4,183	3,123	8,860
Retailer and home shopping channels	6,502	4,783	4,704
sub-total	42,201	25,863	33,627

Physician Recurring
XTRAC treatments	1,679	298	-
Skin care	2,165	385	-
Other	1,229	147	-
sub-total	5,073	830	-

Professional	2,999	2,057	1,114

Total Revenues	$50,273	$28,750	$34,741

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Mar 31, 2012	Dec 31, 2011
Assets
Cash and cash equivalents	$23,548	$16,549
Accounts receivable, net	18,780	12,393
Inventories	18,738	19,208
Property and equipment, net	5,219	5,324
Other assets	91,401	92,089
Total Assets	$157,686	$145,563

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$31,495	$26,900
Other current liabilities	2,680	1,948
Bank and lease notes payable	1,563	2,232
Other liabilities	3,140	2,405
Stockholders' equity	118,808	112,078
Total Liabilities and Stockholders' Equity	$157,686	$145,563

PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended March 31,
	2012	2011 *
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,857	8,085
Adjustments to reconcile net income (loss) to
net cash provided by operating activities--
Depreciation and amortization	1,332	92
Provision for doubtful accounts	714	997
Provision for sales returns	10,566	3,279
Stock based compensation	1,753	50
Deferred income taxes	2,027	1,956
Changes in assets and liabilities:
(Increase) decrease in--
Current assets	(8,598)	(12,063)
Current liabilities	(4,503)	2,211
Net cash provided by operating activities	8,148	4,607

CASH FLOWS FROM INVESTING ACTIVITIES:
Lasers placed into service	(366)	-
Purchases of PP&E, net	(96)	(91)
Other	(70)	(61)
Net cash used in investing activities	(532)	(152)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options/issuance of warrants	125	-
Repayment of debt	(737)	-
Net cash used in financing activities	(612)	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(5)	-
NET INCREASE IN CASH AND CASH EQUIVALENTS	6,999	4,455

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	16,549	7,581

CASH AND CASH EQUIVALENTS, END OF PERIOD	$23,548	$12,036

*As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for three- months ended March 31, 2011 are not included in the above condensed statements of cash flows for the period ended March 31, 2011.